MERRILL LYNCH MULTI-STATE MUNICIPAL SERIES TRUST

NEW YORK MUNICIPAL BOND FUND

SERIES #1

FILE # 811-4375

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
10/28/2004	Sales Tax Asset Receivable Corporation 4.5% 10/15/33	1,869,010,000	1,000,000

Goldman

Bear Stearns

Lehman Brothers

UBS Financial Services

Citigroup Global Markets

First Albany Capital

JP Morgan

MR Beal & Co

Merrill Lynch

Morgan Stanley

Ramirez & Co

Roosevelt & Cross

Siebert Brandford Shank &

ABN Amro Financial Services

Advest

AG Edwards

Apex Pryor Securities

Banc of America

CIBC World Markets

Commerce Capital

Fidelity Capital

First American Municipals

Jackson Securities

Janney Montgomery Scott

Legg Mason

Loop Capital Markets

Popular Securities

Prager, Sealy & Co

Raymond James & Associates

RBC Dain Rauscher

Southwest Securities

Wachovia Bank

2/17/2005	New York City 5% 3/1/30 or 35	950,765,000	2,250,000

Citigroup

Bear Stearns

Morgan Stanley

UBS Financial

MR Beal & Co

First Albany Capital

Goldman Sachs

JP Morgan

Lehman Brothers

Merrill Lynch

Ramirez & Co.

Roosevelt & Cross

Advest

Apex Pryor Securities

Banc of America

CIBC World Markets

RBC Dain Rauscher

AG Edwards & Sons

Jackson Securities

Janney Montgomery

Legg Mason Wood

Loop Capital Markets

Popular Securities

Prager, Sealy & Co.

Raymond James & Assoc.

Wachovia

3/16/2005	NY State Thruway Authority 5% 1/1/30	624,570,000	1,000,000	Citigroup UBS Financial Merrill Lynch Bear Stearns Advest Banc of America CIBC World Markets First Albany Jackson Securities Raymond James & Assoc.
3/28/2005	Puerto Rico Electric Power Auth 5% 7/1/29 - 7/1/30	993,450,000	1,000,000	JP Morgan Merrill Lynch Morgan Stanley Banc of America Citigroup Goldman Sachs Lehman Brothers Raymond James & Assoc Ramirez & Co. UBS Financial Services Wachovia bank